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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-     ) and related Proxy
Statement/Prospectus of Gray Communications Systems, Inc. for the registration of 7,926,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Atlanta, Georgia
August 16, 1999